Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO PROVIDES PRELIMINARY SECOND QUARTER OPERATING RESULTS

Second Quarter Earnings Scheduled for Thursday, August 4, 2016

CAMP HILL, PA (July 14, 2016) . . . Harsco Corporation (NYSE: HSC) today provided an update on its expected financial results for the second quarter and outlook for the full-year 2016.

For the second quarter, the Company currently expects U.S. GAAP operating income of $1 million. Included in this reported figure is an estimated loss provision of approximately $40 million related to the Company’s railway maintenance equipment contracts with SBB, the federal railway system in Switzerland. This provision will be finalized before the filing of the Company’s quarterly 10-Q. Excluding this item, Harsco expects adjusted operating income of $41 million for the second quarter. The Company’s previous guidance for the second quarter of 2016 included adjusted operating income of $22 million to $27 million.

As a result of increased vendor costs, ongoing discussions with the customer, and increased estimates for commissioning, certification and testing costs, as well as expected settlements with the customer, the Company concluded it will have a loss on its contracts with SBB. The majority of the equipment deliveries and related revenue recognition under these contracts are expected in 2017 through 2020. However, pursuant to generally accepted accounting principles, the loss provision is recorded when determined probable.

The Company noted that the positive expected underlying results can be largely attributed to its Metals & Minerals segment. The better results in Metals & Minerals reflect the internal progress made over the past two years through Project Orion to strengthen this segment’s operating disciplines and performance, as well as some external market momentum. As a result, this segment is expected to show a meaningful improvement in second quarter operating income and margin compared with the prior-year quarter. Additionally, Corporate is expected to benefit from ongoing reduction of various overhead costs. Also, for the full year 2016, Harsco expects adjusted operating income, excluding the loss provision for the contracts in Q2, will exceed the previously provided guidance range of $80 million to $100 million. The Company’s current expectation is that its overall outlook for operating income has improved by approximately $20 million from its last update provided in May. The 2016 guidance range above for operating income translates to a range of $32 million and $52 million on a U.S. GAAP basis including the Q2 charge as well as the charges recorded in the first quarter of the year.

“We are clearly disappointed with the developments on our Rail contracts with SBB,” said President and CEO Nick Grasberger. “Despite this challenge, we have made considerable

Exhibit 99.1

progress in recent months developing our highly-advanced equipment for this important customer. We look forward to executing against these contracts over the next year and remain confident that we are building a profitable business within the European rail market.”

“As for the remainder of 2016, we are very encouraged by our underlying operating results in M&M against key performance indicators. For example, we anticipate that the EBITDA minus capex margin in this segment will roughly double in 2016 compared to the periods prior to the launch of Project Orion, despite lower revenues and a meaningful decrease in certain commodity prices. Also, the fundamental improvement in the steel and energy markets in recent months has reduced business risk and we are optimistic on Harsco’s ability to demonstrate significant operating leverage when key markets recover further.”

Harsco will provide further information on its performance in the second quarter of 2016 and the outlook for the remainder of year when it reports quarterly financial results on August 4th. Details on its scheduled earnings release and conference call are as follows:

•	Earnings Release: Thursday, August 4, 2016 before NYSE market opening via public newswire distribution and the Harsco Corporation website at www.harsco.com.

•
Teleconference: Thursday, August 4, 2016 at 9:00 am ET. Internet broadcast in listen-only mode at www.harsco.com. The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Listeners are advised to dial in approximately five minutes prior to the call. Enter Conference ID number 44559392.

•	Replay: available after completion of the live call at www.harsco.com, and also by telephone through August 18, 2016 by dialing (855) 859-2056, (404) 537-3406 or (800) 585-8367.

Forward-Looking Statements
The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "target," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its

Exhibit 99.1

intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame and the ability to reduce its net debt; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) the amount ultimately realized from the Company's exit from the strategic venture between the Company and Clayton, Dubilier & Rice and the timing of such exit; (20) implementation of environmental remediation matters; (21) risk and uncertainty associated with intangible assets; (22) the impact of a transaction, if any, resulting from the Company's determination to explore strategic options for the separation of the Harsco Metals & Minerals Segment; and (23) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco Corporation
Harsco Corporation is a diversified industrial company providing a range of onsite services and engineered products to the global steel, energy and railway sectors. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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Exhibit 99.1

HARSCO CORPORATION RECONCILIATION OF EXPECTED ADJUSTED OPERATING INCOME EXCLUDING UNUSUAL ITEMS TO EXPECTED OPERATING INCOME AS REPORTED (Unaudited)
(In millions)	Consolidated Totals

Three Months Ended June 30, 2016:
Expected operating income as reported	$1
Harsco Rail Segment estimated loss provision on SBB contracts	40
Expected adjusted operating income excluding unusual items	$41

The Company’s management believes Expected adjusted operating income excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.